UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2023

Celularity Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38914	83-1702591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Park Ave
Florham Park, New Jersey		07932
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (908) 768-2170

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CELU	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	CELUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2023, in order to address current working capital requirements of Celularity Inc., or Celularity, Robert Hariri, M.D., Ph.D., Celularity’s Chairman and Chief Executive Officer, agreed to temporarily suspend payment of salary pursuant to his employment agreement until as late as December 31, 2023.

Celularity intends to file a copy of the employment agreement amendment as an exhibit to its annual report on Form 10-K for the year ended December 31, 2022.

Item 8.01 Other Events.

On January 26, 2023, Celularity issued a press release announcing the completion of a strategic review of 2023 initiatives, which include a pipeline prioritization of next generation product candidates and deprioritization of its oncology natural killer (NK) cell therapy programs, while it focuses its efforts on its advanced biomaterial products, combination biomaterial-cell therapies, degenerative disease cell therapies and placental-derived T-cell programs. To position itself to adapt to its changing business requirements, Celularity also announced that it had taken steps under applicable laws to notify a substantial number of its employees of a potential workforce reduction. Such restructuring plan would be completed during the first quarter of 2023.

Celularity estimates that it will not incur any material charges in the first quarter of 2023 related to its business reprioritization. Celularity may incur costs not currently contemplated due to events that may occur as a result of, or that are associated with, its workforce reduction.

A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated January 26, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELULARITY INC.

Date:	January 30, 2023	By:	/s/ K. Harold Fletcher
K. Harold Fletcher EVP, General Counsel